      As filed with the Securities and Exchange Commission on May 31, 2000
                                                    Registration No. 333-_______


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------
                              CARDINAL HEALTH, INC.
             (Exact name of registrant as specified in its charter)


        Ohio                                               31-0958666
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

7000 Cardinal Place, Dublin, Ohio                             43017
(Address of Principal Executive Offices)                    (Zip Code)

                                 ---------------
  CARDINAL HEALTH, INC. PROFIT SHARING AND RETIREMENT SAVINGS PLAN, AS AMENDED
                            (Full title of the plan)

                                 ---------------
                               Steven Alan Bennett
           Executive Vice President, Chief Legal Officer and Secretary
                              Cardinal Health, Inc.
                               7000 Cardinal Place
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                 (614) 757-5000
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                          Proposed maximum         Proposed maximum
  Title of securities to           Amount to be            offering price          aggregate offering           Amount of
        registered               registered(1)(2)           per share(3)               price(3)            registration fee(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares
without par value                  6,000,000                  $62.3125               $373,875,000                $98,703
===================================================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on May 23, 2000, of the Registrant's Common Shares as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (e) below are incorporated by reference in the registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

         (a) The Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission (the "Commission") on May 26, 2000;

         (b) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1999 filed with the Commission on September 2, 1999, excluding Items 6, 7, 7(a) and 8 and
                  Schedule II ("Form 10-K");

         (c) The Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended September 30, 1999 filed with the Commission on November 12, 1999; December 31, 1999 filed with the Commission on February 11, 2000; and March 31, 2000 filed with the Commission on May 12, 2000;

         (d) The information contained in the Company's Proxy Statement dated September 21, 1999 for its Annual Meeting of Shareholders held on November 3, 1999 which has been incorporated by reference in its Form 10-K; and

         (e) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article 6 of the Company's Restated Code of Regulations ("Code of Regulations"), as amended and restated, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

         The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise and; (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to the indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of Cardinal); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

         The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT

4(a)                       Specimen Certificate for the Registrant's Class A
                           Common Shares (1)

4(b)                       Cardinal Health, Inc. Profit Sharing and Retirement
                           Savings Plan, as amended

5 Internal Revenue Service Determination Letter for the Plan

23(a)                      Consent of Deloitte & Touche LLP

23(b)                      Consent of PricewaterhouseCoopers LLP

23(c)                      Consent of Arthur Andersen LLP

24 Power of Attorney (included in signature page to Registration Statement)

(1) Included as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-74761) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

A.     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 30th day of May, 2000.


                                           CARDINAL HEALTH, INC.



                                           By: /s/ Robert D. Walter
                                               --------------------------
                                               Robert D. Walter, Chairman
                                               and Chief Executive Officer


         Each of the undersigned officers and directors of Cardinal Health, Inc., an Ohio corporation (the "Company"), which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, hereby constitutes and appoints Robert
D. Walter, Steven Alan Bennett, and Brendan A. Ford and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, in his/her name and on his/her behalf, to sign in any and all capacities such Registration Statement and any and all amendments (including pre- or post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of May, 2000.

SIGNATURE                                       TITLE

/s/ Robert D. Walter              Chairman, Chief Executive Officer
--------------------              and Director (principal executive officer)
Robert D. Walter


/s/ Richard J. Miller             Executive Vice President and Chief
---------------------             Financial Officer (principal financial
Richard J. Miller                 officer)


/s/ Michael E. Beaulieu           Senior Vice President, Controller and
-----------------------           Principal Accounting Officer (principal
Michael E. Beaulieu               accounting officer)

/s/ Silas S. Cathcart             Director
---------------------
Silas S. Cathcart

/s/ George H. Conrades            Director
----------------------
George H. Conrades

/s/ John F. Finn                  Director
----------------
John F. Finn

/s/ Robert L. Gerbig              Director
--------------------
Robert L. Gerbig

/s/ John F. Havens                Director
------------------
John F. Havens

/s/ Regina E. Herzlinger          Director
------------------------
Regina E. Herzlinger

/s/ John C. Kane                  Director
----------------
John C. Kane

/s/ J. Michael Losh               Director
-------------------
J. Michael Losh

/s/ John B. McCoy                 Director
-----------------
John B. McCoy

/s/ Richard C. Notebaert          Director
------------------------
Richard C. Notebaert

/s/ Michael D. O'Halleran         Director
-------------------------
Michael D. O'Halleran

/s/ Melburn G. Whitmire           Director
-----------------------
Melburn G. Whitmire

Plan. Pursuant to the requirements of the Securities Act of 1933, the Profit Sharing and Savings Plan Committee (the "Plan Committee") has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 30th day of May, 2000.



                                       Cardinal Health, Inc. Profit Sharing and
                                       Retirement Savings Plan

                                       By: /s/ Steven Alan Bennett
                                           -----------------------
                                           Steven Alan Bennett,
                                           Plan Committee Member

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                     EXHIBIT DESCRIPTION
-------                    -------------------

4(a)              Specimen Certificate for the Registrant's Class A Common
                  Shares (1)

4(b)              Cardinal Health, Inc. Profit Sharing and Retirement Savings
                  Plan, as amended

5                 Internal Revenue Service Determination Letter for the Plan

23(a)             Consent of Deloitte & Touche LLP

23(b)             Consent of PricewaterhouseCoopers LLP

23(c)             Consent of Arthur Andersen LLP

24                Power of Attorney (included in Signature Page to Registration
                  Statement)

---------------

(1) Included as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-74761) and incorporated by reference.